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                                                                    EXHIBIT 99.0


NEWS RELEASE

  MEDIA CONTACTS:                                        INVESTOR RELATIONS:
  Laura Heinrich               Nicole Morodan            Tania Almond
  Digex, Inc.                  MS&L, for Digex           Digex, Inc.
  240.456.3488                 212.213.7140              240.456.3800
  laurah@digex.com             nmorodan@mslpr.com        tania.almond@digex.com



                      DIGEX ANNOUNCES FIRST QUARTER RESULTS

    Revenue Increases 106%; Industry Recognition from Gartner Group Validates
                  Continued Dominance in Managed Hosting Space

LAUREL, MD, MAY 2, 2001 - Digex, Incorporated (Nasdaq: DIGX), the leading high-end managed Web and application hosting service provider for businesses worldwide, today announced revenue of $53.1 million for the quarter-ended March 31, 2001, a 106% increase over the year-ago level. Managed servers totaled 4,107 with average monthly revenue per server of $4,249. EBITDA* losses continued to narrow to $13.8 million with net loss per share of $0.69 in the quarter.

Digex continues to build a strong and sustainable business model for hosting on many fronts. Digex launched several new value-added services, solidified a substantial channel through formal agreements with WorldCom, and continued its expansion plan to penetrate new markets both domestically and abroad. As part of the announced agreements with WorldCom, the Digex business plan is to be funded through 2002, subject to WorldCom board approval, with annually committed revenues to be driven through WorldCom sales efforts.

"Our consistent singular focus on managed services continues to prove correct during a time when more and more enterprise clients are moving key business processes to the Internet," said Mark Shull, president and chief executive officer. "Businesses continue using the outsourced model for many corporate functions, well beyond the simple outwardly facing Web site. This, of course, increases complexities in architecture, redundancy and security which are precisely how Digex has engineered its centralized managed platforms."

Digex has begun to localize its sales force, with deployment of regional sales offices and personnel across the country. "Not only will this result in more effective local sales activities, but will also assist our channel partners," Shull noted.

"We continued to expand our enterprise client base in the first quarter, with the addition of major companies including Commerce One Global Services, Discovery Communications, Geiger Bros, Johnson Controls, Microsoft EMEA and Novartis-Stiftung fur Gerontologie (Novartis Foundation for Gerentology). We executed significant expansions for clients such as Economist.com, Fannie Mae, Ford Motor Company, and Miller Brewing Company," continued Shull. "Additionally we introduced 18 new hosting bundles that have been launched with WorldCom."
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"WorldCom delivers several important financial advantages to Digex, including the ability, through its data centers and network, to expand capacity and enter new markets with very low levels of capital investment," said Tim Adams, chief financial officer. "In the first quarter, we operationalized a WorldCom data center in Virginia for managed hosting, and over the next several months plan to operationalize WorldCom data centers in France, Germany, the New York metropolitan area and Tokyo. All of these new locations will leverage the investments in monitoring, automation and product development which Digex has made, with WorldCom's investments in network and data center infrastructure."

"We continue to lead the industry with our next-generation products making our client's business directions and needs the driving forces behind our innovation," said Rebecca Ward, president product management, engineering and marketing. "Some examples of this include the integration of Dynamic Fail-Over for SQL 2000 for high-availability sites and the introduction of server-based intrusion detection with TruDefense to address the ongoing security requirements of our clients running business-critical applications."

Quota-carrying salespeople grew to 128 out of a total Digex employee base of 1,455, as of March 31, 2001.


Additional quarterly highlights for Digex include:

      - Placement of Digex in the Leader's quadrant in the Gartner Group's annual Web Hosting Magic Quadrant report. To be placed in the upper right, or "Leaders" Quadrant, a Web hosting service provider must demonstrate "industry-leading strength in both Vision and Execution," according to Gartner.

      - Completion of a SAS70, Type II report and a CyberProcess Certification for specified controls related to Digex's Web Hosting and Web Management Services at all major worldwide data centers. The reports conclude that controls were designed and operating effectively to achieve the related control objectives for the period July 1, 2000 through December 31, 2000.

      - Enhanced customer platform options and improved Web site management with the addition of support for Dynamic Fail-Over for SQL 2000, supporting high-availability for Windows based database architectures. Digex, continuing to support Microsoft application technologies, also announced support for Commerce 2000.

      - Expanded the Digex security product line with TruDefense, a server based intrusion detection and prevention service, designed to discover and stop hacker attacks on a real-time basis.

      - Commercialized ClientCentral(TM), the Digex customer management portal, with nearly all clients now operational.

      - Published 6 separate XML schemas for the automated interchange of operational data between a service provider and a clients internal system. These schemas were developed as part of project Tiger with Microsoft and Compaq and have been made publicly available for commercial use.

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      -     Developed a complete, end-to-end Sun solution set, with the introduction of support for Sun's iPlanet application server and Sun T3 storage capabilities. The new storage capability is fully integrated with the Digex managed Storagetek high-speed robotic system for backup and recovery of large transaction-based sites.

      - Launched Digex SmartServices version 4.0, with improvements in the areas of Digex SmartReporting with the ability to consolidate site information across servers for improved business and technology decisions without impacting Web performance. Additional monitoring capabilities were added for Special Event Monitoring, Keynote Monitoring and Applications Monitoring.

Financial highlights for Digex include:
-     Revenue mix for the first quarter was approximately:

                           Enterprise       73%
                     Internet-centric       25%
         Application Service Provider       2%



- Annualized revenue per customer, grew to over $335,000, up 96% over 1Q00 and up from $322,000 in the previous quarter
-     Capital investments for the quarter totaled $29.5 million


Digex expects second quarter 2001 results as follows:

-     Expected revenue in the range of $54-$55 million
-     Expected gross margin similar to the 1Q01 level
-     Expected EBITDA* losses in the range of $13-$15 million
-     Depreciation and amortization in the range of $31-$33 million
-     Net loss per share of approximately $0.71-$0.75


FORWARD LOOKING STATEMENTS

Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.


ABOUT DIGEX

Digex (Nasdaq: DIGX) is the leading provider of high-end managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex customers, from mainstream enterprise corporations, Internet-based businesses and Application Service Providers (ASPs), leverage Digex's services to deploy secure, scaleable, high performance business solutions, including electronic retailing, online financial services, online procurement and customer self-service applications. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Additional information on Digex is available at www.digex.com.

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INTERNET USERS: Digex news releases and other useful information are available on the Digex Web site at www.digex.com. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of the site and click on the "Investor Information Request Form" link.

*EBITDA before certain charges consists of earnings (net loss) before interest expense, interest and other income, merger related expenses, foreign exchange gain or loss, income taxes, deferred compensation, depreciation, and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles and as a result EBITDA before certain charges may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA before certain charges is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web site and application hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

All trademarks, tradenames and service marks mentioned and/or used herein belong to their respective owners.


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
                              DIGEX, INCORPORATED
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           Unaudited (In thousands, except share and per share data)

                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
                                                          ----------------------------
                                                               2001          2000(4)
                                                          ------------    ------------
Revenues                                                  $     53,052    $     25,796
Costs and expenses:
   Cost of operations                                            5,156           3,940
   Cost of services                                             24,545          10,488
   Selling, general and administrative                          37,180          26,575
   Deferred compensation                                         1,072             994
   Depreciation and amortization                                28,887          12,571

                                                          ------------    ------------
Total costs and expenses                                        96,840          54,568
                                                          ------------    ------------
Loss from operations                                           (43,788)        (28,772)
Other income (expense)
   Interest expense                                               (698)           (443)
   Interest and other income                                       267           3,500

                                                          ------------    ------------
Loss before income tax benefit                                 (44,219)        (25,715)
Income tax benefit                                                  --              --
                                                          ------------    ------------
Loss before cumulative effect of change in accounting
  principle                                                    (44,219)        (25,715)
Cumulative effect of change in accounting principle (1)             --            (166)
                                                          ------------    ------------
Net loss                                                  $    (44,219)   $    (25,881)
                                                          ============    ============
Net loss per common share -
   (basic and diluted) (2)                                $      (0.69)   $      (0.41)
                                                          ============    ============
Shares used in computing basic and
   diluted net loss per share                               63,951,087      62,620,879
                                                          ============    ============

EBITDA (3)                                                     (13,829)        (15,207)


(1) Represents the cumulative net income effect of implementing SAB 101 as of January 1, 2000.

(2) Basic and diluted loss per share have been calculated assuming that the common shares issued in connection with the Company's recapitalization in April 1999 were outstanding for all periods presented.

(3) EBITDA before certain charges consists of earnings (loss) before interest expense, interest and other income, merger-related expenses, foreign exchange gains (losses), income taxes, deferred compensation, depreciation and amortization. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not to be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

(4) The impact of SAB 101 has been retroactively reflected in the statements of operations for the quarter ended March 31, 2000.

                                                                     Page 5 of 6

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                               DIGEX, INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)

                                                           MARCH 31,    DECEMBER 31,
                                                             2001          2000
                                                           ---------    ---------
                                                          (UNAUDITED)
                ASSETS
Current assets:
   Cash and cash equivalents                               $  33,849    $  83,434
   Restricted investments                                      2,000        2,000
   Accounts receivable, net of allowance
   of $4,956 and $4,741 in 2001 and  2000, respectively       41,096       42,201
   Due from Intermedia                                           146           40
   Deferred costs                                              8,686        8,627
   Prepaid expenses and other current assets                   6,519        7,452
                                                           ---------    ---------
      Total current assets                                    92,296      143,754
Property and equipment, net                                  351,697      348,975
Intangible assets, net                                        22,224       23,222
Other assets                                                   4,247        5,100
                                                           ---------    ---------
      Total assets                                         $ 470,464    $ 521,051
                                                           =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                   $  46,813    $  59,455
   Current portion of deferred revenue                         8,222        7,734
   Current portion of note payable                             4,235        2,772
   Current portion of capital lease obligations                1,969        1,871
                                                           ---------    ---------
      Total current liabilities                               61,239       71,832
Deferred revenue                                               3,157        4,025
Note payable                                                   3,000        1,435
Capital lease obligations                                     26,674       27,131
                                                           ---------    ---------
      Total liabilities                                       94,070      104,423
                                                           =========    =========
Stockholders' equity:

Preferred stock, $.01 par value; 5,000,000 shares
authorized; 100,000 designated, issued and
outstanding in 2000 as  Series A Convertible                       1            1

Class A common stock, $.01 par value; 100,000,000 shares
authorized; 24,624,090 and 24,546,543 shares
issued and outstanding in 2001 and 2000, respectively            246          245

Class B common stock, $.01 par value; 50,000,000 shares
authorized; 39,350,000   shares issued and
outstanding in 2001 and 2000, respectively                       394          394

Additional capital                                           624,183      622,036
Accumulated deficit                                         (240,088)    (195,869)
Deferred compensation                                         (8,219)     (10,141)
Accumulated other comprehensive loss                            (123)         (38)
                                                           ---------    ---------
      Total stockholders' equity                             376,394      416,628
                                                           ---------    ---------
      Total liabilities and stockholders' equity           $ 470,464    $ 521,051
                                                           ---------    ---------

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